Exhibit 99.1

Ritter Pharmaceuticals Reports Financial Results for the Three and Six Months Ended June 30, 2019 and Provides a Corporate Update

LOS ANGELES (August 14, 2019) – Ritter Pharmaceuticals, Inc. (Nasdaq: RTTR) (“Ritter Pharmaceuticals” or the “Company”), a developer of innovative therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases with an initial focus on the development of RP-G28, a drug candidate with the potential to be the first FDA-approved treatment for lactose intolerance (“LI”), today reported financial results for the three and six months ended June 30, 2019 and provided a corporate update.

Recent Highlights

●	Completed last-patient last-visit in the Phase 3 “Liberatus” clinical trial for RP-G28 for LI and commenced a finalization stage leading to data lock and topline data release, which is expected early in Q4 2019.

●	Hosted lactose intolerance market research call to discuss recent findings demonstrating the unmet need for better lactose intolerance treatments and interest from both patients and physicians in the RP-G28 drug profile.

●	Appointed esteemed gastroenterologist, Anthony Lembo, MD to Medical Advisory Board. Dr. Lembo is the Director of the GI Motility and Functional Bowel Disorder Center at Beth Israel Deaconess Medical Center and Professor of Medicine at Harvard Medical School.

●	Confirmed alignment with FDA on key elements of the Phase 3 “Liberatus” trial’s Statistical Analysis Plan, including the primary endpoint, secondary endpoints and other critical components

“Our focus in Q2 2019 was to ensure completion of all patient visits in our Phase 3 Liberatus clinical trial and to expand on our understanding of the lactose intolerance market. I am proud of our team for successfully completing these objectives,” said Andrew J. Ritter, Chief Executive Officer of Ritter Pharmaceuticals. “Our focus for the rest of 2019 will be on the finalization of the Liberatus study and the reporting of topline results in early Q4, followed by sharing detailed results more broadly at a clinical conference.”

Financial Results for the Three and Six Months Ended June 30, 2019

The Company’s net loss for the three and six months ended June 30, 2019 was $2.8 million and $7.5 million, or $0.31 per share and $0.88 per share, respectively, compared to $3.6 million and $5.6 million, or $0.71 per share and $1.12 per share, for the same periods in 2018, respectively. Net loss for the three and six months ended June 30, 2019, included non-cash, stock-based compensation expense of $123,000 and $269,000, respectively, compared to $178,000 and $391,000, for the same periods in 2018, respectively. As of June 30, 2019, the Company had cash and cash equivalents of approximately $4.4 million compared to $7.8 million in cash and cash equivalents as of December 31, 2018.

The net decrease in cash and cash equivalents in 2019 was due to the Company’s use of cash to fund the Phase 3 Liberatus clinical trial. The decrease in net loss for the three months ended June 30, 2019 and net loss per share for both the three- and six-month periods in 2019 compared to 2018 was primarily due to the winding down of development efforts as the Liberatus clinical trial enters its finalization stage.

About Ritter Pharmaceuticals

Ritter Pharmaceuticals, Inc. (www.ritterpharma.com, @RitterPharma) develops innovative therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases. The Company’s lead product candidate, RP-G28, has the potential to become the first FDA-approved treatment for lactose intolerance, a condition that affects millions worldwide. RP-G28 is in Phase 3 clinical development with its first Phase 3 clinical trial, known as “Liberatus,” currently in its finalization stage with top-line data expected in early Q4 2019. The Company is further exploring the therapeutic potential that gut microbiome changes may have on treating/preventing a variety of diseases including gastrointestinal diseases, cancer, metabolic, and liver disease.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the current beliefs and expectations of Ritter Pharmaceuticals’ management. Any statements contained herein that do not describe historical facts, including statements related to anticipated timing for the release of data from the Phase 3 Liberatus clinical trial are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. Some of the factors that could affect actual results are included in the periodic reports on Form 10-K and Form 10-Q that we file with the Securities and Exchange Commission. Ritter cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

Contacts

Investor Contact:

John Beck
310-203-1000
john@ritterpharma.com

RITTER PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Operating costs and expenses:
Research and development	$1,433,036	$1,871,242	$5,007,891	$2,720,925
Patent costs	69,944	48,263	118,569	111,351
General and administrative	1,345,486	1,686,903	2,499,063	2,812,794
Total operating costs and expenses	2,848,466	3,606,408	7,625,523	5,645,070

Operating loss	(2,848,466)	(3,606,408)	(7,625,523)	(5,645,070)

Other income:
Interest income	33,314	21,756	104,605	47,728
Total other income	33,314	21,756	104,605	47,728
Net loss	$(2,815,152)	$(3,584,652)	$(7,520,918)	$(5,597,342)

Other comprehensive income:
Unrealized gain (loss) on debt securities	(588)	―	923	―
Comprehensive loss	(2,815,740)	(3,584,652)	(7,519,995)	(5,597,342)

Net loss per common share – basic and diluted	$(0.31)	$(0.71)	$(0.88)	$(1.12)

Weighted average common shares outstanding – basic and diluted	9,042,331	5,064,805	8,551,851	5,005,116

RITTER PHARMACEUTICALS, INC.

BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$4,380,494	$7,812,259
Accrued interest receivable	3,438	54,456
Investments in marketable securities	―	6,988,780
Prepaid expenses44	442,287	421,522
Total current assets	4,826,219	15,277,017
Other assets
Right-of-use assets	146,504	―
Other assets	22,725	22,725
Total other assets	169,229	22,725
Property and equipment, net	18,742	20,160
Total Assets	$5,014,190	$15,319,902

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,428,750	$4,512,316
Accrued expenses	292,654	1,407,843
Lease liabilities	116,413	―
Other liabilities	―	13,359
Total current liabilities	2,837,817	5,933,518
Lease liabilities, non-current	40,790	―
Total Liabilities	2,878,607	5,933,518

Stockholders’ equity
Series A preferred stock, $0.001 par value; 9,500 shares authorized; 4,080 shares issued and outstanding as of June 30, 2019 and December 31, 2018	2,289,324	2,289,324
Series B preferred stock, $0.001 par value; 6,000 shares authorized; 3,000 and 5,608 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	2,090,199	3,906,931
Series C preferred stock, $0.001 par value; 1,880 shares authorized; 240 and 1,880 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	240,000	1,880,000
Common stock, $0.001 par value; 225,000,000 shares authorized, 9,042,330 and 6,036,562 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	9,042	6,037
Additional paid-in capital	75,228,081	71,505,160
Accumulated other comprehensive income (loss)	―	(923)
Accumulated deficit	(77,721,063)	(70,200,145)
Total stockholders’ equity	2,135,583	9,386,384
Total Liabilities and Stockholders’ Equity	$5,014,190	$15,319,902